EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We consent to the incorporation by reference in the Registration Statement of FMS Financial Corporation on Form S-8 (File No. 33-24340) of our report dated February 16, 1999 on our audits of the consolidated financial statements of FMS Financial Corporation and Subsidiary as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in this Annual Report on Form 10-K.


         /s/ PricewaterhouseCoopers LLP
         --------------------------------------------
         PRICEWATERHOUSECOOPERS LLP





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         March 26, 1999